AMENDMENT
TO THE
CONSTRUCTION AND TERM LOAN SUPPLEMENT

THIS AMENDMENT is entered into as of May 12, 2009, between **FARM CREDIT SERVICES OF AMERICA, FLCA** ("Farm Credit") and **GREEN PLAINS SUPERIOR LLC, formerly known as SUPERIOR ETHANOL, L.L.C., Superior, Iowa** (the "Company").

BACKGROUND

Farm Credit and the Company are parties to a Construction and Term Loan Supplement dated March 15, 2007 (such agreement, as previously amended, is hereinafter referred to as the "Supplement"). Farm Credit and the Company now desire to amend certain sections of the Supplement. For that reason, and for valuable consideration (the receipt and sufficiency of which are hereby acknowledged), Farm Credit and the Company agree that the following sections of the Supplement are hereby amended to read as follows:

1. Section 5(A) of the Supplement is hereby amended and restated to read as follows:

SECTION 5. Interest and Fees.

(A) Interest.

(1) One-Month LIBOR Index Rate. At a rate (rounded upward to the nearest 1/100th and adjusted for reserves required on "Eurocurrency Liabilities" [as hereinafter defined] for banks subject to "FRB Regulation D" [as hereinafter defined] or required by any other federal law or regulation) per annum equal at all times to 4.35% above the annual rate quoted by the British Bankers Association (the "BBA") at 11:00 a.m. London time for the offering of one (1)-month U.S. dollars deposits, as published by Bloomberg or another major information vender listed on BBA's official website on the first "U.S. Banking Day" (as hereinafter defined) in each week, with such rate to change weekly on such day. The rate shall be reset automatically, without the necessity of notice being provided to the Company or any other party, on the first "U.S. Banking Day" of each succeeding week, and each change in the rate shall be applicable to all balances subject to this option. Information about the then-current rate shall be made available upon telephonic request. For purposes hereof: (1) "U.S. Banking Day" shall mean a day on which Agent is open for business and banks are open for business in New York, New York; (2) "Eurocurrency Liabilities" shall have the meaning as set forth in "FRB Regulation D"; and (3) "FRB Regulation D" shall mean Regulation D as promulgated by the Board of Governors of the Federal Reserve System, 12 CFR Part 204, as amended.

(2) Quoted Rate. At a fixed rate per annum to be quoted by Agent in its sole discretion in each instance. Under this option, rates may be fixed on such balances and for such periods, as may be agreeable to Agent in its sole discretion in each instance, provided that: (1) the minimum fixed period shall be 180 days; (2) amounts may be fixed in increments of $500,000.00 or multiples thereof; and (3) the maximum number of fixes in place at any one time shall be ten.

The Company shall select the applicable rate option at the time it requests a loan hereunder and may, subject to the limitations set forth above, elect to convert balances bearing interest at the variable rate option to one of the fixed rate options. Upon the expiration of any fixed rate period, interest shall automatically accrue at the variable rate option provided for above unless the amount fixed is repaid or fixed for an additional period in accordance with the terms hereof. Notwithstanding the foregoing, rates may not be fixed in such a manner as to cause the Company to have to break any fixed rate balance in order to pay any installment of principal. All elections provided for herein shall be made telephonically or in writing and must be received by 12:00 Noon Company's local time. Interest shall be calculated on the actual number of days each loan is outstanding on the basis of a year consisting of 360 days and shall be payable monthly in arrears by the 20th day of the following month or on such other day in such month as Agent shall require in a written notice to the Company.

2. Except as set forth in this amendment, the Supplement, including all amendments thereto, shall continue in full force and effect as written.

IN WITNESS WHEREOF, the parties have caused this amendment to be executed by their duly authorized officers as of the date shown above.

FARM CREDIT SERVICES OF AMERICA, FLCA	**GREEN PLAINS SUPERIOR LLC**
By: ____________________	By: Ron B Gillis
Title: ____________________	Title: EVP, FINANCE, TREASURER